The Priceline Group Reports Financial Results for 3rd Quarter 2014
NORWALK, CT – November 4, 2014. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 3rd quarter 2014 financial results. Third quarter gross travel bookings for The Priceline Group (the "Group"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $13.8 billion, an increase of 28% over a year ago (approximately 29% on a local currency basis).
The Group's gross profit for the 3rd quarter was $2.6 billion, a 32% increase from the prior year. International operations contributed gross profit in the 3rd quarter of $2.3 billion, a 33% increase versus a year ago (approximately 33% on a local currency basis). The Group had GAAP net income applicable to common shareholders for the 3rd quarter of $1.1 billion, or $20.03 per diluted share, which compares to $833 million or $15.72 per diluted share, in the same period a year ago.
Non-GAAP net income in the 3rd quarter was $1.2 billion, a 29% increase versus the prior year. Non-GAAP net income was $22.16 per diluted share, compared to $17.30 per diluted share a year ago. FactSet consensus for the 3rd quarter 2014 was $21.08 per diluted share. Adjusted EBITDA for the 3rd quarter 2014 was $1.4 billion, an increase of 28% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group finished the summer travel season with market leading growth and strong operating performance,” said Darren Huston, President and CEO of The Priceline Group. “Globally, our accommodation business booked 95 million room nights in the third quarter, up 27% over the same period last year.  Booking.com continues to extend its lead as the world’s largest brand for booking accommodations, with over 540,000 hotels and other accommodations on the platform, up 52% over last year.  Our rental car business grew rental car days by 18% over last year, an acceleration from 14% in the second quarter, led by improving results at both rentalcars.com and priceline.com.”
Looking forward, Mr. Huston said: “Our brands are performing well in a very competitive marketplace and against a mixed macro-economic backdrop, particularly in Europe. We intend to continue to make the smart investments for future growth, including broadening our offerings, building our brands and providing a superior experience to our customers, pre- and post-reservation, across all devices.”
The Priceline Group said it was targeting the following for 4th quarter 2014:

•	Year-over-year increase in total gross travel bookings of approximately 8% - 15% (an increase of approximately 13% - 20% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 10% - 17% (an increase of approximately 16% - 23% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 0% - 5%.

•	Year-over-year increase in revenue of approximately 11% - 18%.

•	Year-over-year increase in gross profit of approximately 17% - 24%.

•	Adjusted EBITDA of approximately $625 million to $665 million.

•	Non-GAAP net income per diluted share between $9.40 and $10.10.
Non-GAAP guidance for the 4th quarter 2014:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

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•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $235 million in the 4th quarter 2014. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $100 million in the 4th quarter 2014. The Group estimates GAAP net income per diluted share between $7.55 and $8.25 for the 4th quarter 2014.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- a change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and nine months ended September 30, 2014 and 2013 is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful.

•
Significant costs related to acquisitions, such as the $6.4 million of acquisition costs recorded in the 2nd quarter of 2013 related to the purchase of KAYAK, are excluded because the expense is not driven by core operating results and render comparisons with prior periods less meaningful. No such costs were excluded in the nine months ended September 30, 2014.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	Net income (loss) attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above for the nine months ended September 30, 2013.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

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About The Priceline Group

The Priceline Group Inc. (NASDAQ: PCLN) is the world’s leading provider of online travel and related services, provided to consumers and local partners in over 200 countries through six primary brands: Booking.com, priceline.com, agoda.com, KAYAK, rentalcars.com and OpenTable.
For more information, visit pricelinegroup.com.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

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The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$5,043,724	$1,289,994
Restricted cash	903	10,476
Short-term investments	1,193,353	5,462,720
Accounts receivable, net of allowance for doubtful accounts of $13,175 and $14,116, respectively	843,560	535,962
Prepaid expenses and other current assets	166,308	107,102
Deferred income taxes	56,017	74,687
Total current assets	7,303,865	7,480,941
Property and equipment, net	203,790	135,053
Intangible assets, net	2,175,214	1,019,985
Goodwill	3,483,144	1,767,912
Long-term investments	1,965,182	—
Deferred income taxes	4,714	7,055
Other assets	48,471	33,514
Total assets	$15,184,380	$10,444,460

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$525,441	$247,345
Accrued expenses and other current liabilities	609,071	545,342
Deferred merchant bookings	416,852	437,127
Convertible debt	37,781	151,931
Total current liabilities	1,589,145	1,381,745
Deferred income taxes	866,167	326,425
Other long-term liabilities	107,938	75,981
Long-term debt	3,887,243	1,742,047
Total liabilities	6,450,493	3,526,198

Convertible debt	776	8,533

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 61,800,076 and 61,265,160 shares issued, respectively	480	476
Treasury stock, 9,444,868 and 9,256,721 shares, respectively	(2,232,663)	(1,987,207)
Additional paid-in capital	4,848,824	4,592,979
Accumulated earnings	6,188,674	4,218,752
Accumulated other comprehensive income (loss)	(72,204)	84,729
Total stockholders' equity	8,733,111	6,909,729
Total liabilities and stockholders' equity	$15,184,380	$10,444,460

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Agency revenues	$2,099,629	$1,576,434	$4,615,169	$3,411,002
Merchant revenues	613,535	620,904	1,707,786	1,729,692
Advertising and other revenues	123,333	72,565	278,919	111,459
Total revenues	2,836,497	2,269,903	6,601,874	5,252,153
Cost of revenues	216,519	280,838	692,429	869,568
Gross profit	2,619,978	1,989,065	5,909,445	4,382,585
Operating expenses:
Advertising — Online	699,814	533,164	1,860,317	1,399,452
Advertising — Offline	71,593	39,891	183,093	99,750
Sales and marketing	86,092	65,274	225,456	177,392
Personnel, including stock-based compensation of $46,136, $34,551, $120,108 and $90,996, respectively	259,471	186,443	675,854	486,658
General and administrative	97,902	63,113	261,950	178,195
Information technology	24,802	18,536	72,068	48,717
Depreciation and amortization	57,599	35,747	136,262	80,854
Total operating expenses	1,297,273	942,168	3,415,000	2,471,018
Operating income	1,322,705	1,046,897	2,494,445	1,911,567
Other income (expense):
Interest income	2,490	867	5,165	2,882
Interest expense	(22,953)	(24,135)	(57,804)	(61,097)
Foreign currency transactions and other	3,347	(3,278)	(4,399)	(7,002)
Total other income (expense)	(17,116)	(26,546)	(57,038)	(65,217)
Earnings before income taxes	1,305,589	1,020,351	2,437,407	1,846,350
Income tax expense	243,336	187,362	467,485	331,629
Net income	1,062,253	832,989	1,969,922	1,514,721
Less: net income attributable to noncontrolling interests	—	—	—	135
Net income applicable to common stockholders	$1,062,253	$832,989	$1,969,922	$1,514,586
Net income applicable to common stockholders per basic common share	$20.27	$16.22	$37.65	$29.88
Weighted average number of basic common shares outstanding	52,405	51,363	52,319	50,690
Net income applicable to common stockholders per diluted common share	$20.03	$15.72	$37.13	$29.00
Weighted average number of diluted common shares outstanding	53,024	52,984	53,048	52,226

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2014	2013
OPERATING ACTIVITIES:
Net income	$1,969,922	$1,514,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	54,704	33,965
Amortization	81,558	46,889
Provision for uncollectible accounts, net	14,150	12,678
Deferred income taxes	46,451	11,450
Stock-based compensation expense and other stock-based payments	122,120	91,810
Amortization of debt issuance costs	3,818	4,352
Amortization of debt discount	39,079	41,225
Loss on early extinguishment of debt	6,254	—
Changes in assets and liabilities:
Accounts receivable	(353,357)	(283,961)
Prepaid expenses and other current assets	(35,341)	(8,514)
Accounts payable, accrued expenses and other current liabilities	209,557	280,945
Other	202	1,403
Net cash provided by operating activities	2,159,117	1,746,963
INVESTING ACTIVITIES:
Purchase of investments	(7,327,635)	(7,100,081)
Proceeds from sale of investments	9,703,032	5,341,488
Additions to property and equipment	(90,725)	(56,958)
Acquisitions and other equity investments, net of cash acquired	(2,496,084)	(331,557)
Proceeds from foreign currency contracts	14,354	3,266
Payments on foreign currency contracts	(94,661)	(56,045)
Change in restricted cash	9,309	(1,506)
Net cash used in investing activities	(282,410)	(2,201,393)
FINANCING ACTIVITIES:
Proceeds from revolving credit facility	995,000	—
Payments related to revolving credit facility	(995,000)	—
Proceeds from the issuance of long-term debt	2,282,217	980,000
Payment of debt issuance costs	(16,241)	(910)
Payments related to conversion of senior notes	(121,925)	(8)
Repurchase of common stock	(245,456)	(883,008)
Payments to purchase subsidiary shares from noncontrolling interests	—	(192,530)
Payments of stock issuance costs	—	(1,191)
Proceeds from exercise of stock options	12,434	86,310
Excess tax benefit on stock-based compensation	14,139	13,318
Net cash provided by financing activities	1,925,168	1,981
Effect of exchange rate changes on cash and cash equivalents	(48,145)	12,194
Net increase (decrease) in cash and cash equivalents	3,753,730	(440,255)
Cash and cash equivalents, beginning of period	1,289,994	1,536,349
Cash and cash equivalents, end of period	$5,043,724	$1,096,094
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$412,185	$265,303
Cash paid during the period for interest	$14,531	$18,614
Non-cash fair value increase for redeemable noncontrolling interests	$—	$42,522
Non-cash investing activity for contingent consideration	$13,310	$—
Non-cash financing activity for acquisitions	$13,752	$1,546,748

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013

	GAAP Gross profit	$2,619,978	$1,989,065	$5,909,445	$4,382,585

(a)	Charges related to travel transaction tax rulings	—	—	—	20,550

	Non-GAAP Gross profit	$2,619,978	$1,989,065	$5,909,445	$4,403,135

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013

	GAAP Operating income	$1,322,705	$1,046,897	$2,494,445	$1,911,567

(a)	Charges related to travel transaction tax rulings	—	—	—	20,550
(b)	Stock-based employee compensation	46,136	34,551	120,108	90,996
(c)	Acquisition costs	—	—	—	6,444
(d)	Amortization of intangible assets	35,784	22,850	81,558	46,889

	Non-GAAP Operating income	$1,404,625	$1,104,298	$2,696,111	$2,076,446

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	53.6%	55.5%	45.6%	47.2%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013

	GAAP Net income applicable to common stockholders	$1,062,253	$832,989	$1,969,922	$1,514,586

(a)	Charges related to travel transaction tax rulings	—	—	—	20,550
(b)	Stock-based employee compensation	46,136	34,551	120,108	90,996
(c)	Acquisition costs	—	—	—	6,444
(e)	Depreciation and amortization	57,599	35,747	136,262	80,854
(f)	Interest income	(2,490)	(867)	(5,165)	(2,882)
(f)	Interest expense	22,953	24,135	57,804	61,097
(g)	Loss on early extinguishment of debt	124	—	6,254	—
(h)	Income tax expense	243,336	187,362	467,485	331,629
(i)	Net income attributable to noncontrolling interests	—	—	—	135

	Adjusted EBITDA	$1,429,911	$1,113,917	$2,752,670	$2,103,409

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013

	GAAP Net income applicable to common stockholders	$1,062,253	$832,989	$1,969,922	$1,514,586

(a)	Charges related to travel transaction tax rulings	—	—	—	20,550
(b)	Stock-based employee compensation	46,136	34,551	120,108	90,996
(c)	Acquisition costs	—	—	—	6,444
(d)	Amortization of intangible assets	35,784	22,850	81,558	46,889
(g)	Debt discount amortization related to convertible debt	14,133	16,350	37,080	40,368
(g)	Loss on early extinguishment of debt	124	—	6,254	—
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	24,016	13,351	51,103	6,184
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	—	—	—	(440)

	Non-GAAP Net income applicable to common stockholders	$1,182,446	$920,091	$2,266,025	$1,725,577

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013

	GAAP weighted average number of diluted common shares outstanding	53,024	52,984	53,048	52,226
(l)	Adjustment for unvested restricted stock units and performance share units	338	209	293	182
	Non-GAAP weighted average number of diluted common shares outstanding	53,362	53,193	53,341	52,408
	Net income applicable to common stockholders per diluted common share
	GAAP	$20.03	$15.72	$37.13	$29.00
	Non-GAAP	$22.16	$17.30	$42.48	$32.93

(a)	Adjustment for an accrual for travel transaction taxes (including estimated interest and penalties), principally related to unfavorable rulings in the State of Hawaii and the District of Columbia.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.
(d)	Amortization of intangible assets is recorded in Depreciation and amortization.
(e)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(l)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
International	$6,473	$5,494	$7,783	$8,579	$9,179	$7,758	$10,643	$11,682	$12,080
Domestic	1,359	1,090	1,370	1,538	1,586	1,379	1,637	1,856	1,743
Total	$7,831	$6,584	$9,153	$10,118	$10,765	$9,138	$12,280	$13,538	$13,823

Agency	$6,423	$5,302	$7,648	$8,425	$9,023	$7,576	$10,516	$11,581	$11,821
Merchant	1,408	1,282	1,505	1,692	1,742	1,562	1,764	1,957	2,002
Total	$7,831	$6,584	$9,153	$10,118	$10,765	$9,138	$12,280	$13,538	$13,823

Year/Year Growth
International	29.7%	40.4%	42.8%	44.1%	41.8%	41.2%	36.8%	36.2%	31.6%
excluding F/X impact	41%	43%	43%	44%	41%	42%	38%	35%	32%
Domestic	7.2%	4.4%	8.7%	11.7%	16.7%	26.5%	19.5%	20.6%	9.9%

Agency	25.4%	33.1%	38.3%	39.7%	40.5%	42.9%	37.5%	37.4%	31.0%
Merchant	24.0%	31.8%	27.1%	30.3%	23.7%	21.8%	17.2%	15.7%	15.0%

Total	25.2%	32.9%	36.4%	38.0%	37.5%	38.8%	34.2%	33.8%	28.4%
excluding F/X impact	34%	35%	37%	38%	36%	39%	35%	32%	29%

Units Sold	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
Hotel Room-Nights	55.2	46.2	63.2	69.4	74.8	63.1	83.4	89.6	94.8
Year/Year Growth	35.9%	37.6%	37.7%	38.2%	35.6%	36.5%	32.0%	29.2%	26.7%

Rental Car Days	9.4	7.2	9.9	12.5	12.0	9.5	12.3	14.3	14.2
Year/Year Growth	34.9%	36.5%	43.3%	46.3%	27.5%	32.3%	24.6%	14.4%	18.1%

Airline Tickets	1.7	1.4	1.7	1.7	1.8	1.8	2.0	2.1	2.0
Year/Year Growth	6.1%	1.7%	1.4%	1.8%	8.6%	28.1%	22.6%	22.3%	8.0%

	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
Revenue	$1,706.3	$1,190.6	$1,302.0	$1,680.2	$2,269.9	$1,541.2	$1,641.8	$2,123.6	$2,836.5
Year/Year Growth	17.4%	20.2%	25.5%	26.6%	33.0%	29.4%	26.1%	26.4%	25.0%

Gross Profit	$1,396.5	$939.8	$1,009.7	$1,383.9	$1,989.1	$1,333.3	$1,406.5	$1,883.0	$2,620.0
Year/Year Growth	26.9%	29.7%	35.8%	37.8%	42.4%	41.9%	39.3%	36.1%	31.7%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers. International gross bookings consist of the gross bookings of Booking.com, agoda.com and rentalcars.com, in each case regardless of where the consumer is resident, from where the consumer makes a reservation or where the travel service is provided.

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